UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


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                                   FORM 8-K

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                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): February 22, 2002


                              PRIME GROUP REALTY TRUST
               (Exact name of registrant as specified in its charter)


MARYLAND_______________________________1-13589_________________36-4173047_____
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(State or other jurisdiction of    (Commission File        (I.R.S. Employer
incorporation)                           Number)           Identification No.)


77 West Wacker Drive, Suite 3900, Chicago, Illinois______________60601________
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      (Address of principal executive offices)                 (Zip Code)


         Registrant's telephone number, including area code: (312)917-1300

                                 NOT APPLICABLE
           (Former name or former address, if changed since last report.)




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ITEM 5. OTHER EVENTS.

      On February 22, 2002, Prime Group Realty Trust (the "Company") and its operating partnership, Prime Group Realty, L.P. (the "Operating Partnership") entered into that certain letter agreement (the "Letter Agreement") dated February 22, 2002 with Security Capital Preferred Growth Incorporated (the "Investor"), in connection with the Company's Series A Cumulative Convertible Preferred Shares of Beneficial Interest, $.01 par value per share (the "Series A Preferred Shares"). All of the Series A Preferred Shares are currently held by the Investor.

       The Letter Agreement relates to the First Amendment to Series A Preferred Securities Purchase Agreement dated as of April 13, 1999 among the Investor, the Operating Partnership and the Company, which was subsequently amended by letter agreements dated September 25, 2001 and December 13, 2001 (as so amended, the "First Amendment"). The First Amendment amended the Series A Preferred Securities Purchase Agreement dated as of November 11, 1997 among the Investor, the Operating Partnership and the Company (the "Purchase Agreement).

     Under the terms of the First Amendment, the Investor has the right to require the Company to redeem any or all of the Investor's Series A Preferred Shares (the "Redemption Right") at any time after January 15, 2002 and prior to January 15, 2004, provided that the Investor provides written notice (the "Redemption Notice") to the Company and Operating Partnership exercising the Redemption Right at least 10 days and no more than 150 days prior to the specified date of redemption (the "Redemption Date"); provided, that no Redemption Notice shall select fewer than 50,000 Series A Preferred Shares for redemption.

     The Letter Agreement provides, among other things, that in the case of each Redemption Notice given by the Investor after the date of the Letter Agreement, the Company agrees to pay to the Investor, in addition to (i) accrued and unpaid dividends at a rate of 7.5% per annum on the Series A Preferred Shares, and (ii) 100% of the liquidation preference on the Series A Preferred Shares (collectively, the "Base Amount"), a deferral payment initially accrued at 3.5% per annum (such rate, subject to reduction or increase as described below, as applicable, is referred to as the "Deferred Rate") on the Base Amount in respect of such Redemption Notice without regard to the Letter Agreement, calculated from February 8, 2002 up to and including the date that the Company receives a Redemption Notice on the basis of the actual number of days elapsed, and compounded as of each March 31, June 30, September 30 and December 31, 2002 beginning March 31, 2002 (the "Deferred Payment Amount"). The Deferred Payment Amount in respect of a Redemption Notice will cease to accrue and be compounded after the date the Company receives a Redemption Notice, regardless of the date the Series A Preferred Shares are actually redeemed.

      The Letter Agreement also provides that the Deferred Payment Amount will be reduced by an amount equal to (x) two-thirds (2/3) of such Deferred Payment Amount in the case of Base Amounts actually paid to the Investor on or before March 9, 2002 and (y) one-third (1/3) of such Deferred Payment Amount in the case of Base Amounts actually paid to the Investor after March 9, 2002 but before April 8, 2002. On May 8, 2002, the Deferred Rate will increase by 50 basis points and will further increase automatically at the end of each succeeding 90 day period by an additional increment of 50 basis points (but in no event will the Deferred Rate exceed 5.25%).

      The Letter Agreement was entered into by the parties to provide the Investor with an incentive not to exercise the Redemption Right at this time.

     A copy of the Letter Agreement is attached to this Form 8-K as Exhibit No. 99.1

(b)   Exhibits:

      Exhibit
      No. 99.1          Description

                        Letter Agreement dated February 22, 2002 among Security Capital Preferred Growth Incorporated, Prime Group Realty Trust and Prime Group Realty, L.P.



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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 28, 2002                  PRIME GROUP REALTY TRUST

                                          By:/s/ Louis G. Conforti

                                          Name:  Louis G. Conforti
                                                  Co-President and
                                                  Chief Financial
                                                  Officer


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